Exhibit (5)(a)

December 30, 2003

Xerox Corporation Registration Statement on Form S-3

Xerox Corporation

Xerox International Joint Marketing, Inc.

800 Long Ridge Road

P.O.Box 1600

Stamford, CT 06904-1600

Ladies and Gentlemen:

As Senior Counsel to Xerox Corporation, a New York corporation (the “Company”), I am familiar with the Registration Statement on Form S-3 filed by the Company and the Delaware Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 30, 2003 (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities with an aggregate initial public offering price of up to $2,500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) senior debt securities, subordinated debt securities or convertible debt securities of the Company, in one or more series (in each case, the “Debt Securities”), which may be issued pursuant to an indenture relating to such Debt Securities in the form filed as an exhibit to the Registration Statement (the “Indenture”); (ii) shares of preferred stock of the Company, $1.00 par value per share, or convertible preferred stock of the Company, $1.00 par value per share, in one or more series (in each case, the “Preferred Stock”); (iii) shares of common stock of the Company, $1.00 par value per share (the “Common Stock”); (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”) under one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agent(s) to be named therein (each, a “Warrant Agent”); (v) guarantees of the Debt Securities (the “Guarantees”) that may be issued from time to time by Xerox International Joint Marketing, Inc. (the “Delaware Guarantor”) and Intelligent Electronics, Inc., (vi) shares of the Company’s Preferred Stock represented by depositary shares (“Depositary Shares”), evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) proposed to be entered into between the Company and a depositary to be named therein; (vii) stock purchase contracts of the Company and debt purchase contracts of the Company (together, “Securities Purchase Contracts”); (viii) stock purchase units and debt purchase units (together, the “Securities Purchase Units”); and (ix) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Guarantees, the Depositary Shares, the Securities Purchase Contracts, the Securities Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I or other attorneys of the Company who report directly to me have examined and relied on originals or copies of the following:

(i)	the Registration Statement;

(ii)	the forms of Indenture filed as exhibits to the Registration Statement;

(iii)	the Restated Certificate of Incorporation of the Company, as amended, and certified by the Secretary of State of the State of New York as being currently in effect (the “Certificate of Incorporation”);

(iv)	the certificate of incorporation of the Delaware Guarantor, certified by the Secretary of State of the State of Delaware as being currently in effect;

(v)	the Amended and Restated By-Laws of the Company as currently in effect (the “By-Laws”);

(vi)	the bylaws of the Delaware Guarantor , as currently in effect;

(vii)	certain resolutions adopted to date by the board of directors of the Company (the “Board of Directors”), relating to the Offered Securities; and

(viii)	certain resolutions adopted to date by the board of directors of the Delaware Guarantor, relating to the Offered Securities.

I or other attorneys of the Company who report directly to me have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Delaware Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Delaware Guarantor and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Delaware Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, the Delaware Guarantor, of public officials and others.

My opinions set forth herein are limited to the General Corporation Law of the State of Delaware and those laws of the State of New York and the United States of America, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and trustee thereunder have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Indenture governing the Offered Debt Securities is duly authorized, executed and delivered by the trustee named therein and any Debt Securities that may be issued are executed in accordance with the Indenture by duly authorized officers of such trustee; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered upon payment of the agreed-upon consideration therefor, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Debt Securities, Preferred Stock, Securities Purchase Contracts or Warrants), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of New York law (the “Certificate of Designation”), in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the applicable Certificate of Designation with the Secretary of State of the State of New York has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the applicable Certificate of Designation, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, other Preferred Stock, Securities Purchase Contracts or Warrants), when issued or sold in accordance with the applicable Certificate of Designation and the underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3. With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Stock and related matters; (v) the terms of the Offered Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Securities Purchase Contracts or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

4. With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and does not violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Guarantee of Offered Debt Securities issued by the Delaware Guarantor, (the “Offered Guarantee”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and trustee thereunder has been qualified under the TIA; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Guarantee has been duly authorized, executed and delivered by the Delaware Guarantor and the other parties thereto; (iv) all necessary corporate action, including any required action by the Delaware Guarantor’s board of directors or any authorized committee thereof, or other action has been taken by the Delaware Guarantor to approve the issuance and terms of the Offered

Guarantee and related matters; (v) the Indenture governing the Offered Debt Securities has been duly authorized, executed and delivered by the parties thereto; (vi) a supplemental indenture (each, an applicable “Supplemental Indenture”) relating to the Offered Guarantee has been duly authorized, executed and delivered by the Delaware Guarantor and the trustee named therein and does not violate any applicable law or the organizational or governing documents of the Delaware Guarantor or result in a default under or breach of any agreement or instrument binding upon the Delaware Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Delaware Guarantor and the applicable trustee; (vii) the terms of the Offered Guarantee and of its issuance and sale have been duly established in conformity with the applicable Supplemental Indenture so as not to violate any applicable law or the organizational or governing documents of the Delaware Guarantor or result in a default under or breach of any agreement or instrument binding upon the Delaware Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Delaware Guarantor and the applicable trustee; and (viii) the Offered Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the applicable Supplemental Indenture and duly issued in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Guarantee, when issued and sold in accordance with the applicable Supplemental Indenture and the applicable underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Delaware Guarantor, enforceable against the Delaware Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6. With respect to any offering of Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, including the adoption of a Certificate of Designation for the related series of Preferred Stock in accordance with the applicable provisions of New York law in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of such Certificate of Designation with the Secretary of State of the State of New York has duly occurred; (vi) the terms of the

Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the applicable Certificate of Designation, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Deposit Agreement has been duly executed and delivered by the parties thereto; (viii) the related series of Preferred Stock has been duly authorized and validly issued in accordance with New York law and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (ix) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

7. With respect to any offering of Securities Purchase Contracts, (the “Offered Securities Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Securities Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Securities Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities Purchase Contracts has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Securities Purchase Contracts and related matters, (v) the terms of the Offered Securities Purchase Contracts and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the applicable Securities Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Securities Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

8. With respect to any offering of Securities Purchase Units (the “Offered Securities Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Securities Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Securities Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities Purchase Units has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Securities Purchase Units and related matters, (v) the terms of the Offered Securities Purchase Units and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the applicable Securities Purchase Units have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Securities Purchase Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading “Validity of the Securities and the Guarantees” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Samuel K. Lee

Samuel K. Lee

Senior Counsel